THIRD AMENDMENT
                                       TO
                             JOINT VENTURE AGREEMENT
                                       OF
                          BLOWING ROCK OUTLET PARTNERS



         Agreement made as of January 1, 1996 between Company Stores Management Corp. (CSMC), a Tennessee corporation, and Burrows, Hayes Company, Inc. (BHCI), a New York corporation.

                                    RECITALS:

R-1. CSMC and BHCI are all of the partners of Blowing Rock Outlet Partners (the Company), a North Carolina general partnership.

R-2. The parties wish to amend the Joint Venture Agreement with respect to the allocation of taxable loss set forth in Section 8.4.2(a) of the Joint Venture Agreement dated June 10, 1988 and amended by Section 3.3. of the First Amendment to Joint Venture Agreement of Blowing Rock Outlet Partners dated August 19, 1988.

R-3. Since BHCI received a distribution from mortgage proceeds received in 1995 in excess of its capital contribution of $1,449,000, the parties agree that to continue allocating taxable loss first to BHCI to the extent of such capital contribution no longer would have economic justification.

         NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. Section 8.4.2 of the Joint Venture Agreement, as amended, hereby is deleted in its entirety and replaced with the following:

         Section 8.4.2. Taxable Loss for each fiscal year shall be allocated 55% to ITD and 45% to CS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                          COMPANY STORES MANAGEMENT CORP.


                              By: /s/Lynn S. Ellsworth
                                 Lynn S. Ellsworth, President

                          BURROWS, HAYES COMPANY, INC.


                             By: /s/Nicholas J. Letizia
                                Nicholas J. Letizia, Vice President